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                      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 18, 2004, relating to the financial statements and financial highlights which appear in the August 31, 2004 Annual Report to Shareholders of the Columbia Newport Greater China Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Boston, Massachusetts
December 27, 2004